Exhibit 10.2(c)

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

AMENDMENT NO. 2

TO LICENSING AND ASSIGNMENT AGREEMENT

This Amendment No. 2 (“Amendment No. 2”) to the Licensing and Assignment Agreement by and between Satsuma Pharmaceuticals, Inc. (“Company”) and Shin Nippon Biomedical Laboratories, Ltd. (“SNBL”) of June 30, 2016 (the “Agreement”) is dated as of April 27, 2017 (“Amendment No. 2 Effective Date”)

A.	Company and SNBL have previously entered into the Agreement and now wish to amend certain provisions.

B.	Company and SNBL desire that all other terms and conditions of the Agreement to remain in full force and effect.

For good and valuable consideration, Company and SNBL hereby agree as follows:

1.	Amendment to the Agreement.

a.	Exhibit 1.20.2. “Other Product Patents” is hereby amended and replaced in its entirely with the following:

Other Product Patents

Other Product Patents
[***]

2.

Miscellaneous. Capitalized terms used herein and not otherwise defined shall have the meaning given to them in the Agreement. This Amendment No. 2 will be effective for all purposes as of the Amendment No. 2 Effective Date. This Amendment No. 2 may be executed in two counterparts, including by facsimile or electronically transmitted copies, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to be signed by their respective duly authorized representatives as of the Amendment Effective Date.

SATSUMA PHARMACEUTICALS, INC.	SHIN NIPPON BIOMEDICAL LABORATORIES, LTD.

By: /s/ John Kollins	By: /s/ Shunji Haruta
Printed Name: John Kollins	Printed Name: Shunji Haruta
Title: President & CEO	Title: General Manager, TR Company